FNFV Reports First Quarter 2017 Results With $917 Million Book Value of Portfolio Company Investments, or $13.80 Per Share
Jacksonville, Fla. -- (May 3, 2017) -- Fidelity National Financial, Inc. today reported the operating results for FNFV Group (NYSE:FNFV), a tracking stock established to highlight the inherent value of the portfolio companies of Fidelity National Financial, Inc., for the three month period ended March 31, 2017.

•	Total revenue of $328 million in the first quarter versus $329 million in the first quarter of 2016

•	First quarter diluted EPS of $0.01 versus diluted EPS of $0.01 in the first quarter of 2016

•	Pretax earnings of $1 million and EBITDA of $21 million for the first quarter versus pretax earnings of $1 million and EBITDA of $19 million for the first quarter of 2016

•	$160 million in holding company cash on March 31, 2017

•
Since the formation of FNFV in July 2014, more than 26 million shares of FNFV common stock have been repurchased for a total of more than $354 million; approximately 29% of the shares of FNFV common stock distributed in July 2014 have been repurchased

Restaurant Group

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$273 million in total revenue, pretax loss of $4 million, EBITDA of $9 million, and an EBITDA margin of 3.3% for the first quarter, versus $290 million in total revenue, pretax earnings of $0 million, EBITDA of $11 million, and an EBITDA margin of 3.8% in the first quarter of 2016

•
Same store sales decreased approximately 4% in the first quarter, as Ninety Nine same stores sales declined 0.8%, O'Charley's declined by 5.0%, Village Inn decreased 5.9% and Bakers Square fell by 6.7%

One Digital

•
First quarter total revenue of nearly $47 million, a 28% increase over the first quarter of 2016; pretax earnings of $4.8 million; EBITDA of $11.4 million, a 37% increase over the first quarter of 2016; first quarter EBITDA margin of 24.4%

Ceridian HCM

•
First quarter total revenue of approximately $187 million, a 4.7% increase over the first quarter of 2016, pretax loss of $9.2 million, EBITDA of $26.3 million, a 16% increase over the first quarter of 2016, and an EBITDA margin of 14.1%

Monetization and Investment Initiatives

•	During the first quarter, we sold 1,882,441 shares of Del Frisco's common stock for total cash proceeds of approximately $31.6 million and a realized gain of $5.1 million

“The first quarter was relatively quiet on the monetization front as we prepare for the exchange of the FNFV tracking stock in the third quarter," said Chairman William P. Foley, II. “However, in two transactions during the first quarter, we sold a total of 1,882,441 shares of Del Frisco's common stock for total cash proceeds of approximately $31.6 million, bringing our holdings in Del Frisco's down to 1,161,888 shares.

"We are continuing to focus on completing the necessary filings, shareholder votes and other closing conditions for the FNFV tracking stock exchange. As part of the exchange that we expect to complete in the third quarter, the newly formed public company is expected to be named Cannae Holdings, Inc. to more formally reflect its independence from FNF, with a new trading symbol of 'CNNE' currently on reserve with the New York Stock Exchange."

Conference Call
We will host a call with investors and analysts to discuss first quarter 2017 results of FNFV on Thursday, May 4, 2017, beginning at 12:30 p.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 2:30 p.m. Eastern time on

May 4, 2017, through May 11, 2017, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 421932.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. is organized into two groups, FNF Group (NYSE: FNF) and FNFV Group (NYSE: FNFV). FNF is a leading provider of title insurance, technology and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. FNF also provides industry-leading mortgage technology solutions and transaction services, including MSP®, the leading residential mortgage servicing technology platform in the U.S., through its majority-owned subsidiaries, Black Knight Financial Services, Inc. and ServiceLink Holdings, LLC. FNFV holds majority and minority equity investment stakes in a number of entities, including American Blue Ribbon Holdings, LLC, Ceridian HCM, Inc., Digital Insurance, Inc. and Del Frisco's Restaurant Group, Inc. More information about FNF and FNFV can be found at www.fnf.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and depreciation and amortization (EBITDA), and earnings before interest, taxes and depreciation as a percent of revenue (EBITDA margin).

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: our ability to successfully achieve the conditions to and consummate the plan to redeem and exchange the FNFV tracking stock with the result being an independent, publicly-traded FNFV common stock; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries.

This press release should be read in conjunction with the press release filed for the results of FNF Group on this same date as well as the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission.

FNF-E

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

 FIDELITY NATIONAL FINANCIAL VENTURES
FIRST QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Total FNFV	Restaurant Group	FNFV Corporate and Other
Three Months Ended
March 31, 2017
Operating revenue	$322	$273	$49
Interest and investment income	1	—	1
Realized gains and losses, net	5	—	5
Total revenue	328	273	55

Personnel costs	46	13	33
Other operating expenses	25	15	10
Cost of restaurant revenue	236	236	—
Depreciation and amortization	16	11	5
Interest expense	4	2	2
Total expenses	327	277	50

Pre-tax earnings (loss) from continuing operations	$1	$(4)	$5

Income tax benefit	$(2)	$—	$(2)
Loss from equity investments	(4)	—	(4)
Non-controlling interests	(2)	(2)	—

Net earnings (loss) attributable to FNFV common shareholders	$1	$(2)	$3

EPS attributable to FNFV common shareholders - basic	$0.02	$(0.03)	$0.05
EPS attributable to FNFV common shareholders - diluted	$0.01	$(0.03)	$0.04

FNFV weighted average shares - basic	66
FNFV weighted average shares - diluted	68

Pre-tax earnings (loss) from continuing operations	$1	$(4)	$5

Interest expense	$4	$2	$2
Depreciation and amortization	16	11	5

EBITDA	$21	$9	$12
EBITDA margin	6.4%	3.3%	21.8%

FIDELITY NATIONAL FINANCIAL VENTURES
FIRST QUARTER SEGMENT INFORMATION
(In millions)
(Unaudited)

	Total FNFV	Restaurant Group	FNFV Corporate and Other
Three Months Ended
March 31, 2016
Operating revenue	$331	$293	$38
Interest and investment income	1	—	1
Realized gains and losses, net	(3)	(3)	—
Total revenue	329	290	39

Personnel costs	38	13	25
Other operating expenses	27	21	6
Cost of restaurant revenue	245	245	—
Depreciation and amortization	15	10	5
Interest expense	3	1	2
Total expenses	328	290	38

Pre-tax earnings from continuing operations	$1	$—	$1

Income tax benefit	$(1)	$—	$(1)
Loss from equity investments	(1)	—	(1)

Net earnings attributable to FNFV common shareholders	$1	$—	$1

EPS attributable to FNFV common shareholders - basic	$0.01	$—	$0.01
EPS attributable to FNFV common shareholders - diluted	$0.01	$—	$0.01

FNFV weighted average shares - basic	70
FNFV weighted average shares - diluted	72

Pre-tax earnings from continuing operations	$1	$—	$1

Interest expense	$3	$1	$2
Depreciation and amortization	15	10	5

EBITDA	$19	$11	$8
EBITDA margin	5.8%	3.8%	20.5%

FIDELITY NATIONAL FINANCIAL VENTURES
SUMMARY BALANCE SHEET AND BOOK VALUE SUMMARY
(In millions)

	FNFV March 31, 2017	FNFV December 31, 2016
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$662	$642
Goodwill	216	206
Total assets	1,423	1,400
Notes payable	259	233
Non-controlling interest	114	116
Total equity and redeemable non-controlling interests	1,031	1,032
Total equity attributable to common shareholders	917	916

	FNF Group March 31, 2017	FNFV March 31, 2017	Consolidated March 31, 2017	Consolidated December 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)
Cash and investment portfolio	$4,660	$662	$5,322	$5,607
Goodwill	4,869	216	5,085	5,065
Title plant	395	—	395	395
Total assets	12,755	1,423	14,178	14,463
Notes payable	2,463	259	2,722	2,746
Reserve for title claim losses	1,484	—	1,484	1,487
Secured trust deposits	748	—	748	860
Redeemable non-controlling interests	344	—	344	344
Non-redeemable non-controlling interests	797	114	911	902
Total equity and redeemable non-controlling interests	6,203	1,031	7,234	7,242
Total equity attributable to common shareholders	5,062	917	5,979	5,996

Adjusted Book Value Summary	FNFV March 31, 2017	FNFV December 31, 2016
	(Unaudited)	(Unaudited)
Ceridian/Fleetcor	$385	$386
American Blue Ribbon Holdings	171	173
One Digital	77	75
Del Frisco's Restaurant Group	20	49
Holding Company Cash	160	129
Other	104	104
FNFV Book Value	$917	$916
Outstanding FNFV shares	66.4	66.4
FNFV Book Value per Share	$13.80	$13.78

FIDELITY NATIONAL FINANCIAL, INC.
CONSOLIDATED SUMMARY OF EARNINGS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2017
	Consolidated	Core	FNFV
Direct title premiums	$465	$465	$—
Agency title premiums	583	583	—
Total title premiums	1,048	1,048	—
Escrow, title-related and other fees	868	819	49
Total title and escrow and other	1,916	1,867	49

Restaurant revenue	273	—	273
Interest and investment income	29	28	1
Realized gains and losses, net	(1)	(6)	5
Total revenue	2,217	1,889	328

Personnel costs	715	669	46
Other operating expenses	460	435	25
Cost of restaurant revenue	236	—	236
Agent commissions	446	446	—
Depreciation and amortization	112	96	16
Title claim loss expense	52	52	—
Interest expense	35	31	4
Total expenses	2,056	1,729	327

Earnings from continuing operations before taxes	161	160	1
Income tax expense (benefit)	78	80	(2)
Earnings from continuing operations before equity investments	83	80	3
(Loss) earnings from equity investments	(2)	2	(4)
Net earnings (loss)	81	82	(1)
Non-controlling interests	9	11	(2)
Net earnings attributable to common shareholders	$72	$71	$1

Cash flows provided by (used in) operations	4	(11)	15

FIDELITY NATIONAL FINANCIAL, INC.
CONSOLIDATED SUMMARY OF EARNINGS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2016
	Consolidated	Core	FNFV
Direct title premiums	$422	$422	$—
Agency title premiums	530	530	—
Total title premiums	952	952	—
Escrow, title-related and other fees	779	741	38
Total title and escrow and other	1,731	1,693	38

Restaurant revenue	293	—	293
Interest and investment income	30	29	1
Realized gains and losses, net	(6)	(3)	(3)
Total revenue	2,048	1,719	329

Personnel costs	652	614	38
Other operating expenses	432	405	27
Cost of restaurant revenue	245	—	245
Agent commissions	402	402	—
Depreciation and amortization	100	85	15
Title claim loss expense	52	52	—
Interest expense	34	31	3
Total expenses	1,917	1,589	328

Earnings from continuing operations before taxes	131	130	1
Income tax expense (benefit)	49	50	(1)
Earnings from continuing operations before equity investments	82	80	2
Earnings (loss) from equity investments	2	3	(1)
Net earnings from continuing operations	84	83	1
Non-controlling interests	10	10	—
Net earnings attributable to common shareholders	$74	$73	$1

Cash flows provided by operations	92	73	19

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